Exhibit 10.1

Sichuan Feiniu Automobile Transportation Co., Ltd.

Intercity Carpool Business Cooperation Agreement

Party A: Sichuan Feiniu Automobile Transportation Co., Ltd. (hereinafter referred to as “Feiniu”)

Address: No. 322, Nanyuan Road, Sanxing Subdistrict, Tianfu New District, Chengdu, Sichuan, P.R.C.

Unified Social Credit Code: 9151010035055664XR

Legal Representative: Zutao Yang

Telephone: ***

Party B: Sichuan Jinkailong Automobile Leasing Co., Ltd. (hereinafter referred to as “Jinkailong”)

Address: No. 192, 1st Floor, Unit 1, Building 5, No. 192, Jinquan Street, Yongquan Subdistrict, Wenjiang District, Chengdu, Sichuan, P.R.C.

Unified Social Credit Code: 91510115MA62NLDU04

Legal Representative: Xiaoliang Chen

Telephone: ***

Sichuan Feiniu Automobile Transportation Co., Ltd.

Whereas, Party A is a company that has the qualification to operate offline cross-regional passenger transportation business and that has the abilities to manage passenger transportation safety. Party B is a car rental company that has the offline operations abilities to manage vehicles and drivers. Party A and Didi Chuxing Technology Co., Ltd. (hereinafter referred to as “Didi”) have concluded a business cooperation agreement to mainly engage in intercity carpool business. In order to satisfy the increasingly diversified, flexible and immediate cross-regional travel demands of passengers, the Parties shall make full use of their respective advantages and cooperate closely to conduct the intercity carpool business.

This Intercity Carpool Business Cooperation Agreement is made and entered into by and between the Parties with respect to the following intercity carpool business cooperation on the basis of the principles of voluntariness, fairness, good faith, and valuable consideration in accordance with the provisions of the Contract Law of the People’s Republic of China and relevant laws and regulations.

Article 1 Information of the Cooperation

1.1 Due to Party A’s business needs, the Parties launch the intercity carpool business cooperation to satisfy the increasingly diversified, flexible and immediate cross-regional travel demands of passengers. Party B undertakes that all vehicles shall be fixed with fixed drivers and have unified marks, and the property rights of all vehicles must registered in the name of Party B, including the vehicles under affiliation and sub-leasing. Party B guarantees that the provided vehicle operation qualifications and related certificates and procedures are complete and legal. Any loss incurred to Party A thereby (including direct and indirect losses due to cooperation, such as upfront fees) shall be borne by Party B. Party A shall be responsible for the safety control of the lines operation in the intercity carpool business.

The Parties are committed to improving the operational efficiency, improving the offline service level of drivers, and promoting the common development of their businesses.

1.2 Party B shall be responsible for purchasing and maintaining the insurance necessary for the provision of the vehicles, including but not limited to compulsory motor vehicle liability insurance against traffic accidents, third party liability insurance, driver and passenger insurance corresponding to the number of registered seats in the vehicle, non-deductible insurance and so on.

1.3 The drivers provided by Party B shall be experienced in driving with more than three years of driving experience, and pass the assessment of Party A. Drivers’ working hours shall be arranged by Didi.

Article 2 Term of Cooperation

2.1 The term of cooperation is from May 16, 2019 to May 15, 2022.

Article 3 Service Fees

3.1    Mode of payment: □check only for account/■ bank transfer/□ other.

Sichuan Feiniu Automobile Transportation Co., Ltd.

3.2    Settlement period: The settlement period between Didi and Party A is W+1, that is, 8 working days upon the transaction (e.g., if the ending date falls on a holiday, such period shall be postponed to the latest working day); and the financial reconciliation between Party A and Party B shall be completed within W+7, that is, within 14 working days (if the ending date fall s on a holiday, such period shall be postponed to the latest working day) upon the completion of the transaction (completion of the transaction means the receipt of all service fees by Party A’s designated account), Party B shall issue the special VAT invoice of corresponding amount to Party A within 3 working days from the completion of the financial reconciliation between the Parties. The invoice type shall be service fees. Party A shall make the payment within 3 working days from the receipt of the invoice. If Didi fails to make settlement with Party A as agreed, the settlement time shall be postponed accordingly.

3.3    Details of Party B’s bank account:

Bank Name:

Account Name:

Account Number:

3.4    During the performance of this Agreement, in the event of any change to the above account information, Party B shall notify Party A in writing within 3 working days from such change and at least one month prior to Party A’s payment date. Otherwise, Party A’s payment to the above account shall be deemed as the performance of its payment obligation.

3.5    Settlement method of service fees: subject to the negotiation between the Parties, Party A will transfer to Party B 30% of the Didi’s rebate (refers to service fee under the Consulting Agreement between Party A and Didi) for such vehicles provided by Party B.

Article 4 Party A’s Rights and Obligations

4.1 Party A shall not require the vehicles provided by Party B to drive and park illegally, and shall not require the vehicles to engage in illegal activities.

4.2 Party A is entitled to inspect the vehicles provided by Party B. The items of the inspection include, but are not limited to, vehicle’s condition, certificates and sanitation. If Party A has any objection to the service attitude and driving level of any driver provided by Party B, Party A is entitled to require Party B to cooperate with Party A in the provision of relevant training for such driver and development of related management system, and meanwhile, Party A is entitled to require Party B to replace the driver as required by Party A.

4.3 Party A shall pay Party B the service fees in accordance with Article 3 hereof.

4.4 Party A is entitled to require that the vehicles registered in the name of Sichuan Chuhu Automobile Leasing Co., Ltd. shall be no less than 30% of the total vehicles sold by its vehicle sales team during the term of the Agreement. All work related to such vehicles shall be the responsibility of Party A, including but not limited to, the procurement, registration of the vehicles, payment of taxes, purchase of insurance, the acquisition of relevant certificates of the vehicles and the drivers, the financing channels, and so on.

Sichuan Feiniu Automobile Transportation Co., Ltd.

Article 5 Party B’s Rights and Obligations

5.1 Party B must provide qualified vehicles, ensure the normal use of the vehicles, and provide safe and comfortable riding experience for Party A’s customers. During the provision of vehicle services, the vehicles and drivers provided by Party B shall strictly abide by the safety management regulations and service specifications developed by the Didi and Party A. In the event of any violation of regulations or traffic accidents caused by the violation of relevant regulations by Party B and the vehicles or drivers provided by Party B, Party B shall be liable for handling related matters (including reporting to traffic management departments, the settlement of insurance claims, etc.), and if the insurance compensation is insufficient to cover Party A’s losses, Party B shall make up the compensation.

5.2 Party B shall require the drivers to provide maintenance and repair for the vehicles in time; in case that the vehicle service is not available due to vehicles’ repair, maintenance, annual inspection or drivers’ leave, Party B shall provide vehicles or drivers of the same condition for use by Party A. Otherwise Party A shall not pay the fees for the period of such nonuse.

5.3 Party B shall use its current resources to actively expand its customers and recruit drivers for the operation of the intercity carpool business.

5.4 Party B must maintain the confidentiality of all confidential information of Party A, including business, company policies, lists of customers, schedules, etc. This term of confidentiality shall be valid for one year from the expiration of this Agreement.

5.5 The oil costs and highway tolls incurred by the operation of intercity carpool business (TMP) of the vehicles provided by Party B shall be borne by Party B. Driver or other personnel of Party B shall not charge passengers any fee in any form. In the event of any dispute arising from the unauthorized collection of any fee from any passenger by any driver, Party B shall be liable for any and all losses and expenses incurred to Party A.

5.6 Party B guarantees that the vehicles and drivers it provides for the operation of carpool business (TMP) are in compliance with Chinese laws and regulations and the requirements of Party A and Didi, and have obtained applicable qualifications, licenses and other administrative permits.

5.7 Party B shall establish a legal and effective cooperative relationship with the drivers provided for Party A. In the event of any accident, personal injury or property damage incurred to any driver provided by Party B during his/her performance of contract, Party B shall be solely liable for related liabilities, compensation, medical treatment, comfort, etc. No labor relationship is created between Party A and the drivers provided by Party B, and Party A shall assume no legal liability therefor.

5.8 The drivers provided by Party B shall strictly abide by the relevant rules and regulations developed by Didi and Party A, and submit to the instructions and arrangements of Didi and Party A during their working period.

5.9 Party B is obliged to ensure that, the vehicles registered in the name of Sichuan Chuhu Automobile Leasing Co., Ltd. provided by it to Party A shall be no less than 30% of the vehicles sold by its sales team during the term of the Agreement. When marketing such vehicle services, Party B shall explain relevant conditions and policies to customers of such vehicles as the case may be. All work related to such batch of vehicles shall be the responsibility of Party A, including but not limited to, the procurement, registration of the vehicles, payment of taxes, purchase of insurance, the acquisition of relevant certificates of the vehicles and the drivers, the financing channels, and so on.

Sichuan Feiniu Automobile Transportation Co., Ltd.

5.10 In the event of any dispute relating to cancellation of vehicle service arising from dissatisfaction of customers due to false promises, false publicity and other reasons by Party B’s salesman during the marketing process, Party B shall be liable for all losses incurred to Party A thereby.

5.11 In the event of any sales or contract dispute caused by Party B’s salesman, if the salesman is in service, Party B and such salesman of Party B shall be liable for the settlement of such dispute and compensation, and bear the corresponding losses incurred to Party A; if the salesman leaves office, the sales executive and Party B shall be liable for the settlement of such dispute and compensation, and bear the corresponding losses incurred to Party A.

5.12 Party B’s sales team and Party B’s outsourced sales team shall not charge additional fees from customers in any form or for any reason. In the event of any dispute arising from the charging of additional fees from customers by Party B’s sales team and Party B’s outsourced sales team, Party B shall be liable for the settlement of such dispute and the compensation thereof, and bear the corresponding losses incurred to Party A.

Article 6 Liability for Breach of Contract

6.1 If the certificates and insurances of any vehicle provided by Party B are out of date and Party B fails to renew in time, Party B shall provide Party A with other drivers and vehicles of the same conditions in time to satisfy Party A’s business needs.

6.2 Party A shall pay Party B the intercity carpool service fee within the specified time. In the event of any delay in the payment of such service fee by Party A, Party A shall pay Party B liquidated damages, which shall be calculated as 0.01% of the total monthly service fees for each overdue day. If Party B has sent payment reminder, and Party A fails to make the payment for fifteen days without any reason, Party B is entitled to terminate the Agreement and require Party A to compensate for its losses incurred thereby.

6.3 Unless otherwise provided in this Agreement or agreed by the Parties, Party A and Party B shall not terminate this Agreement early. Otherwise, the party requesting the early termination shall pay [2] times of the current month’s service fees to the other party as liquidated damages.

6.4 During the term of the Agreement, if the services provided by Party B fails to satisfy the requirements of Party A, which causes Party A to accept material deduction of points when accepting the evaluation by Didi, and even affects the normal cooperation between Party A and Didi, Party A is entitled to terminate this Agreement.

6.5 In case the Agreement cannot be performed due to the realization of the vehicle mortgage, Party B shall provide another satisfactory vehicle for use by Party A.

Sichuan Feiniu Automobile Transportation Co., Ltd.

6.6 During the term of the Agreement, in the event of any vehicle dispute affecting the realization of the purpose of this Agreement due to Party B’s fault, including but not limited to, property rights, operation rights, traffic accident, insurance, etc., Party B shall provide another satisfactory vehicle for use by Party A. Party B shall be solely liable for such dispute.

6.7 The driver of the vehicle provided by Party B shall not cause any trouble to Party A due to any reason not attributable to Party A. In case of any such event, Party B shall make immediate response and properly handle the problem of the driver, and shall not cause any negative impact on Party A’s operation due to Party B’s mishandling. Otherwise, Party A shall be entitled to investigate and affix the responsibility of Party B accordingly.

Article 7 Rescission of Agreement

7.1 If either party has any legitimate reason to request any change to this Agreement, such party shall give a 30-day notice to the other party in writing, and a separate agreement for such change shall be signed by the Parties after friendly negotiation.

7.2 Incase of any one of the following events, the Agreement shall be deemed to be rescinded or terminated, and the responsible party shall be liable for such rescission or termination:

7.2.1 Either party enters into the procedure of dissolution or liquidation;

7.2.2 Either party is held to be insolvent or otherwise caused to be insolvent;

7.2.3 This Agreement has been effectively, properly and fully performed;

7.2.4 The Parties agree to rescind the Agreement early in written;

7.2.5 This Agreement is rescinded in accordance with a court decision or an arbitral award.

Article 8 Exceptions

In the event of any force majeure event, such as war, fire, typhoon, flood, earthquake, government action, etc., the affected party shall obtain relevant certification from the notary office proving the impossibility of performance or full performance or delay performance of the Agreement and notify the other party in a timely manner. The Parties agree that, subject to the influence of the force majeure, all or part of relevant liability for breach of agreement shall be exempted according to such certification. In the event of any force majeure event after the delay performance, the relevant liability shall not be exempted.

Article 9 Resolution of Disputes

Any dispute arising from the execution and performance of this Agreement between the Parties shall be settled through negotiation. If no agreement reaches through negotiation, either party may choose a way specified in the following [■9.1/□9.2] to resolve the dispute:

9.1 Filing a lawsuit in the court at the place where the vehicle is actually used.

Sichuan Feiniu Automobile Transportation Co., Ltd.

9.2 Applying to the Chengdu Arbitration Commission for arbitration. The arbitration shall be conducted in accordance with the current arbitration rules of the Arbitration Commission. The arbitral award shall be final and binding upon the Parties.

Article 10 Miscellaneous

10.1 This Agreement shall become effective as of the date it is signed and sealed by the Parties.

10.2 This Agreement (including annex) is made in duplicate, and each party holds one copy, both copies have the same legal effect.

10.3 This Agreement shall be governed by laws or rules of stock exchange or information required to be disclosed by any regulations.

Article 11 Other Special Provisions

11.1 Party A undertakes that Party B shall be the sole partner of Party A’s intercity carpool business if the number of vehicles, drivers, the lines in operation and the quality of service provided by Party B can meet the requirements of Didi and Party A and can complete the intercity carpool task as required. If Party B fails to provide the vehicles and drivers that meet the needs of Didi and Party A, Party A is entitled to seek new partners.

11.2 The vehicles and drivers provided by Party B shall not continue to engage in the intercity private line service. Party B shall submit an application for such service to Party A 3 working days in advance. Without the consent of Party A, the vehicles and drivers provided by Party B shall cease such service, and the losses caused thereby shall be borne by Party B.

11.3 Party B must arrange vehicle services pursuant to the customer’s itinerary provided by Party A. In the event of any force majeure event, such as traffic accident, natural disaster, temporary breakdown of the vehicle, etc., Party A is entitled to require Party B to provide equivalent services.

11.4 Except for the unforeseen natural disasters, Party B shall be liable for any failure in the use of the vehicle normally by any customer of Party A due to negligence and poor management of Party B’s company or drivers.

11.5 The drivers provided by Party B shall have corresponding driving qualification. If any driver is ill-mannered or provides poor service during his/her working period, once verified, Party B shall immediately replace such driver and notify Party A by letter.

11.6 Any traffic accident occurring during the driving of the vehicle shall be handled in accordance with relevant laws and regulations. Party B shall independently pay the expenses incurred thereby and bear the corresponding liability.

Sichuan Feiniu Automobile Transportation Co., Ltd.

11.7 During the term of the Agreement, if Party A increases the number of vehicles, Party A shall negotiate with Party B in advance, and additional fees will be charged.

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Sichuan Feiniu Automobile Transportation Co., Ltd.

(Signature Page)

Party A: Sichuan Feiniu Automobile Transportation Co., Ltd.

Legal Representative (or Authorized Representative): /s/ Zhangming Su

Dated: May 16, 2019

Party B: Sichuan Jinkailong Automobile Leasing Co., Ltd.

Legal Representative (or Authorized Representative): /s/ Yiqiang He

Dated: May 16, 2019

Annex: Copy of Party B’s Business License and Copy of Opening Bank License (subject to the affixation of Party B’s official seal)